[BDO]             [Becher, Lichtenstein & Asociados Auditores y Consultores]

Maipu 942 pisos 1(0), 2(0) y 3(0) C1006ACN Buenos Aires, Argentina Tel. (54) 11 4106-7000 Fax (54) 11 4106-7200 E-mail general: info@bdo-argentina.com http://www.bdo-argentina.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MASTELLONE HERMANOS S.A.
E. Ezcurra 365, Piso 2, Of. 310
C1107CLA - Buenos Aires, Argentina,

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Post-Effective Amendment No. 1 to the Registration Statement on Form F-4) of our report dated March 7, 2005, relating to the consolidated financial statements of Mastellone Hermanos S.A. for the fiscal year ended December 31, 2004, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Buenos Aires, Argentina
May 23, 2005

BDO BECHER, LICHTENSTEIN & ASOCIADOS

/s/ Fabian Gustavo Marcote
Fabian Gustavo Marcote (Partner)

Becher, Lichtenstein & Asociados is a BDO Member Firm. BDO International is a world wide network of public accounting firms, called BDO Member Firms, serving international clients. Each BDO Member Firm is an independent legal entity in its own country. The network is coordinated by BDO Global Coordination B.V., incorporated in the Netherlands, with an office in Brussels, Belgium, where the Global Coordination Office is located.